UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 15, 2000

COREL CORPORATION
(Exact name of registrant as specified in its charter)

Canada
(State of Other Jurisdiction of Incorporation)

0-20562	Not Applicable
(Commission File Number)	(I.R.S. Employer Identification Number)

1600 Carling Avenue
Ottawa, Ontario, Canada    KIZ 8R7
(Address of principal executive offices including zip code)

(613) 728-8200
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.

On August 15, 2000, the Corporation announced that Dr. Michael Cowpland has resigned as President, Chief Executive Officer and Chair of the Board of the Corporation. Dr. Cowpland will no longer be involved in the operations of the company but will continue as a director and as a technology advisor to Corel.

The Corporation also announced the appointment of Mr. Derek J. Burney, formerly executive vice-president, engineering and chief technology officer of Corel, to the positions of interim CEO and president.

See press release attached as Exhibit 99.1

Item 7. Financial Statements, Pro Forma Information and Exhibits

EXHIBITS.

(c) Exhibits

99.1 Press Release issued by Corel Corporation on August 15, 2000.

SIGNATURES

Pursuant to the requirement of the Security Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 17, 2000

COREL CORPORATION

(Registrant)

By:	/s/ John Blaine

John Blaine
Chief Financial Officer, Executive Vice President Finance and Treasurer
(Principal Accounting Officer)